Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Nautilus, Inc.	Nautilus, Inc.
	Ron Arp	John Mills
	(360)859-2514	(310)954-1105

NAUTILUS, INC. ANNOUNCES SECOND QUARTER 2007 RESULTS

VANCOUVER, Wash. – (July 16, 2007) – Pure fitness company Nautilus, Inc. (NYSE: NLS) today announced results for the three months ended June 30, 2007.

Net sales for the three months ended June 30, 2007, were $117.1 million, compared to $137.6 million for the corresponding period last year, down 15 percent. Net income for the quarter was $1.1 million, or $0.04 per share, compared to $1.7 million or $0.05 per share for the second quarter of 2006.

Excluding pro forma adjustments pertaining to a valuation adjustment from access to intellectual property received through a litigation settlement with Icon Health and Fitness (see table), net loss for the second quarter of 2007 was $9.5 million or $0.30 per share, compared to net income of $1.7 million or $0.05 per share in the second quarter of 2006.

“Our quarter was primarily affected by a softer than expected consumer environment in the North American home fitness market served by our retail and direct channels, especially within the home exercise gym segment. Meanwhile, our international, apparel and commercial businesses are performing in line with our growth plans,” said Gregg Hammann, Chairman and CEO of Nautilus, Inc.

“While we cannot control the consumer spending environment, we believe by implementing a better brand assortment at retail, launching new advertising, achieving greater brand leverage, and better marketing and sell through support, we will improve our results in the retail and direct channels.”

“We continue to position our Company for long term growth by providing the innovative tools and education people need to achieve a healthy life. We have the top five brands in the category, have put in place a diversified distribution strategy, and are now diversifying and gaining leverage with our supply chain.”

Taking into account trends in discretionary spending and softness in the North American home fitness market, for the second half of 2007 the Company expects net sales of $350-380 million and expects earnings of $0.20-$0.30 per share.

The second quarter 2007 investor conference call is scheduled for 5:00 p.m. EDT (2:00 p.m. PDT) Monday July 16, 2007. It will be broadcast live over the Internet hosted at www.nautilusinc.com/events and will be archived online within one hour after completion of the call. In addition, listeners may call 800-737-8106 in North America and 646-862-1128 from outside North America. Participants will include: Gregg Hammann, Chairman and Chief Executive Officer; and Bill Meadowcroft, Chief Financial Officer.

A telephonic playback will be available from 4:00 p.m. PDT July 16 through 12:00 p.m. PDT, July 30, 2007. North American callers can dial 800-633-8284, and international callers can dial to 402 977 9140 hear the playback. The passcode is 21344240.

About Nautilus, Inc.

Headquartered in Vancouver, Wash., Nautilus, Inc. (NYSE:NLS) is a pure fitness company that provides tools and education necessary to help people achieve a fit and healthy lifestyle. With a brand portfolio that includes Nautilus®, Bowflex®, Schwinn®Fitness, StairMaster®, Universal®, and Pearl iZUMi®, Nautilus manufactures and markets a complete line of innovative health and fitness products through direct, commercial, retail, and international channels. The Company was formed in 1986 and had sales of $680 million in 2006. It has 1,500 employees and operations in Washington, Oregon, Colorado, Oklahoma, Illinois, Virginia, Canada, Switzerland, Germany, United Kingdom, Italy, China, Australia, and other locations around the world. More information is at www.nautilusinc.com

Safe Harbor Statement:

This press release includes forward-looking statements, including statements concerning estimated future sales and earnings, new product introduction, and operational improvement. Factors that could cause Nautilus, Inc. actual results to differ materially from these forward-looking statements include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, its ability to effectively develop, market, and sell future products, its ability to get foreign-sourced product through customs in a timely manner, its ability to effectively identify, negotiate and integrate any future strategic acquisitions, its ability to protect its intellectual property, introduction of lower-priced competing products, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

NAUTILUS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,850	$4,262
Trade receivables, net	77,025	137,714
Inventories	92,475	75,832
Prepaid expenses and other current assets	18,591	23,093
Short-term note receivable	2,594	2,461
Assets held for sale	1,677	1,677
Deferred tax assets	6,744	5,722

Total current assets	204,956	250,761

PROPERTY, PLANT AND EQUIPMENT, net	51,003	52,658
GOODWILL	65,326	65,037
INTANGIBLE AND OTHER ASSETS, net	74,554	56,486

TOTAL ASSETS	$395,839	$424,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$39,806	$61,375
Accrued liabilities	26,599	31,444
Short-term borrowings	48,100	47,500
Income taxes payable	242	4,551
Customer deposits	2,301	2,229
Current portion of long-term debt	295	259

Total current liabilities	117,343	147,358

LONG TERM DEBT	3,980	4,158
NONCURRENT DEFERRED TAX LIABILITIES	15,410	16,792
LONG-TERM TAXES PAYABLE	3,441	—

STOCKHOLDERS’ EQUITY:
Common stock	3,250	1,026
Retained earnings	247,360	251,418
Accumulated other comprehensive income	5,055	4,190

Total stockholders’ equity	255,665	256,634

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$395,839	$424,942

NAUTILUS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
NET SALES	$117,073	$137,613	$275,912	$322,602
COST OF SALES	71,577	77,022	157,146	182,699

Gross profit	45,496	60,591	118,766	139,903

OPERATING EXPENSES
Selling and marketing	43,941	43,111	94,893	95,266
General and administrative	13,360	12,243	26,683	25,892
Research and development	2,897	2,532	5,938	5,800
Royalties	1,389	1,116	2,707	2,695
Litigation settlement	(18,300)	—	(18,300)	—

Total operating expenses	43,287	59,002	111,921	129,653

OPERATING INCOME	2,209	1,589	6,845	10,250

OTHER INCOME (EXPENSE):
Interest expense	(866)	(250)	(1,751)	(839)
Interest income	24	86	43	224
Other income, net	536	1,207	787	1,222

Total other income (expense)	(306)	1,043	(921)	607

INCOME BEFORE INCOME TAXES	1,903	2,632	5,924	10,857
INCOME TAX EXPENSE	793	961	2,349	3,985

NET INCOME	$1,110	$1,671	$3,575	$6,872

EARNINGS PER SHARE:
BASIC	$0.04	$0.05	$0.11	$0.21
DILUTED	$0.04	$0.05	$0.11	$0.21
WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	31,545	32,803	31,527	32,800
DILUTED	31,685	32,997	31,707	32,986

SUPPLEMENTAL PRO FORMA DISCLOSURE

Reconciliation of GAAP to Pro Forma Earnings Statement

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2007	2006
GAAP NET INCOME	$1,110	$1,671
Adjustments:
Legal settlement with ICON Health and Fitness, net of tax	(10,610)	—

PRO FORMA NET INCOME (LOSS)	$(9,500)	$1,671

GAAP net income per common share, diluted	$0.04	$0.05
Pro forma net income (loss) per common share, diluted	$(0.30)	$0.05

*	To supplement our consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of pro forma net income (loss) and pro forma earnings (loss) per share, which are adjusted from our GAAP results as shown above. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance. We believe the non-GAAP results provide useful information to both management and investors by including or excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide investors and management with an alternative method for assessing the Company’s operating results in a manner that is focused on the performance of the Company’s ongoing operations and to provide a more consistent basis for comparison between quarters. These measures are not in accordance with or an alternative for, GAAP and may be different from pro forma measures used by other companies.